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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan and the 1993 Non-Employee Directors' Equity Incentive Plan of Cypros Pharmaceutical Corporation of our report dated August 21, 1998, with respect to the financial statements of Cypros Pharmaceutical Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 1998, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

San Diego, California
June 17, 1999